EXHIBIT 32.1
CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the annual report on Form 10-K (the “Report”) of Yield10 Bioscience, Inc. (the “Company”) for the year ended December 31, 2019 as filed with the Securities and Exchange Commission on the date hereof, we, Oliver P. Peoples, President, Chief Executive Officer and Principal Executive Officer of the Company and Charles B. Haaser, Chief Accounting Officer and Principal Financial and Accounting Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

1.	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and

2.	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

This certification is being provided pursuant to 18 U.S.C. 1350 and is not to be deemed a part of the Report, nor is it to be deemed to be “filed” for any purpose whatsoever.

YIELD10 BIOSCIENCE, INC.

Date: March 24, 2020	By:	/s/ OLIVER P. PEOPLES

Oliver P. Peoples
President and Chief Executive Officer (Principal Executive Officer)

Date: March 24, 2020	By:	/s/ CHARLES B. HAASER

Charles B. Haaser
Chief Accounting Officer (Principal Financial and Accounting Officer)